Exhibit 99.1

Trevena Reports Second Quarter 2014 Financial Results

- Continued advancement towards significant data milestones in CNS and AHF programs -

- Company to host conference call at 8:30 AM EDT today -

KING OF PRUSSIA, Pa., August 12, 2014 - Trevena, Inc. (NASDAQ: TRVN), a clinical stage biopharmaceutical company focused on the discovery and development of G protein coupled receptor (GPCR) biased ligands, today announced financial results for the quarter ended June 30, 2014.

“We have continued to make significant progress across all areas of our business to support the advancement of our clinical portfolio and R&D pipeline,” said Maxine Gowen, Ph.D., chief executive officer. “This quarter we initiated an important Phase 2a/b trial for TRV130 in postoperative pain, which we expect to enable Phase 3 development, and we have successfully completed the first portion of the study.  We also completed our first clinical study of oral TRV734 for moderate-to-severe pain with very encouraging results, and we remain on track with the BLAST-AHF study of TRV027 in acute heart failure.  It has been a very productive quarter and we expect our current momentum to continue as we advance our ongoing clinical trials toward important data milestones over the next several quarters.”

Second Quarter and Recent Highlights

CNS Programs (TRV130 and TRV734)

Initiation of Phase 2a/b Trial of i.v. TRV130 in Acute Postoperative Pain. In May, Trevena initiated a Phase 2a/b trial of TRV130, which is in development as a first-line intravenous treatment for patients experiencing moderate to severe acute pain. The study is a 400-patient, multicenter, randomized, double-blind, placebo-controlled, multiple dose, adaptive trial that is designed to evaluate TRV130’s efficacy and tolerability in the management of postoperative pain following bunionectomy surgery, using current standard of care — morphine — as a benchmark.  Part A of the trial, now complete after enrolling 150 patients, revealed signals of analgesic efficacy, enabling the recent initiation of Part B.  Top-line data from the trial, including both parts A and B, are expected by the first quarter of 2015.

TRV130 Phase 1b Data Presentations in Peer-Reviewed Forums. In May, Trevena presented results of its Phase 1b trial of TRV130 at the American Pain Society Annual Meeting.  In June, the results also were published in the leading journal Pain.  In the study, TRV130 was generally well tolerated and produced greater analgesia compared to morphine, with less reduction in respiratory drive, less vomiting, and less severe nausea in healthy subjects.

Positive Phase 1 Results for oral TRV734. In July, the Company announced results from its Phase 1 trial of oral TRV734, which Trevena is developing with the goal of providing improved analgesia while avoiding gastrointestinal and central nervous system side effects typically associated with opioids.  The study demonstrated that oral TRV734 is pharmacologically active at a range of doses that were safe and well-tolerated.  The data suggest that oral administration of TRV734 provides dose-related exposure, speed of onset, and duration of action suitable for treating moderate-to-severe acute pain. A multiple ascending dose Phase 1 study of TRV734 is now underway, with results expected in the first half of 2015.

Acute Heart Failure Program (TRV027)

Recruitment for this study continues on track to deliver data in the fourth quarter of 2015.

Grant of Key U.S. Method of Use Patent for TRV027.  In August, the Company announced that the U.S. Patent and Trademark Office granted Trevena U.S. Patent No. 8,796,204, a new patent covering methods of use for TRV027 including for the treatment of acute heart failure. The patent is expected to provide coverage for TRV027 until at least 2029, strengthening the protection provided by the previously issued composition of matter patent which is expected to extend until at least 2031.

Phase 2b BLAST-AHF Trial Design Presentation at the ESC Heart Failure 2014 Meeting.  In May, Trevena presented the trial design rationale for its ongoing Phase 2b BLAST-AHF Study of TRV027 in acute heart failure at the European Society of Cardiology Heart Failure 2014 Meeting.

Corporate Developments

In July, Julie H. McHugh, former president of Centocor and chief operating officer at Endo Health Solutions, and Barbara Yanni, former chief licensing officer at Merck & Co., joined Trevena’s Board of Directors.

Financial Results

Net loss attributable to common shareholders for the quarter ended June 30, 2014 was $11.5 million, or $0.44 per share.  Research and development expenses were $9.0 million in the second quarter of 2014; general and administrative expenses were $2.5 million.  Cash and cash equivalents totaled $81.6 million as of June 30, 2014.  Trevena expects that its existing cash and cash equivalents will be sufficient to fund operations through the end of 2015.

Conference Call and Webcast

Trevena will host a conference call today to discuss its financial and operational results for the second quarter ended June 30, 2014:

Date:	Tuesday, August 12, 2014
Time:	8:30 a.m. (EDT)
Call-in Numbers:	(855) 465-0180 (U.S. and Canada)
International:	(484) 756-4313
Participant Passcode:	78922348

The conference call also will be broadcast live via the company’s website by visiting the “Investors” section of www.trevenainc.com. A replay of the webcast will be available for two weeks starting shortly after the end of the call and can be accessed on the company’s website.

About Trevena

Trevena, Inc. is a clinical stage biopharmaceutical company that discovers, develops and intends to commercialize therapeutics that use a novel approach to target G protein coupled receptors, or GPCRs. Using its proprietary product platform, Trevena has identified and advanced three differentiated biased ligand product candidates into the clinic — TRV027 to treat acute heart failure, TRV130 to treat moderate-to-severe acute pain intravenously, and TRV734 to treat moderate-to-severe acute and chronic pain orally. Trevena also is advancing additional product candidates in its portfolio, including a preclinical program focused on central nervous system indications.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the company, including statements about the company’s strategy, future operations, clinical development of its therapeutic candidates, plans for potential future product candidates and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the status, timing, costs, results and interpretation of the company’s clinical trials, including whether the Phase 2a/b trial of TRV130 will enable the Phase 3 development of this molecule, the company’s interpretation of the results from the Phase 1 study of TRV734, and the timing and status of the BLAST-AHF study of TRV027; the uncertainties inherent in conducting clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or results of early clinical trials will be indicative of the results of future trials, including for TRV130 and TRV734; expectations for regulatory approvals; availability of funding sufficient for the company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the company’s therapeutic candidates; the inherent uncertainties associated with intellectual property, including whether and for how long the composition of matter and methods of use patent for TRV027 will protect the product; and other factors discussed in the Risk Factors set forth in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings the company makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent the company’s views only as of the date hereof. The company anticipates that subsequent events and developments may cause the company’s views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as may be required by law.

Investor Contacts:

Trevena, Inc.	Argot Partners
Jonathan Violin	Andrea Rabney
Director of Investor Relations	President and Chief Executive Officer
(610) 354-8840 x231	(212) 600-1902
jviolin@trevenainc.com	andrea@argotpartners.com

Media Contact:

Argot Partners

Eliza Schleifstein

eliza@argotpartners.com

(917) 763-8106

TREVENA, INC.

Condensed Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue	$—	$93,779	$—	$134,980

Operating expenses:
General and administrative	2,475,820	871,275	4,496,685	1,632,712
Research and development	9,031,037	3,494,681	16,664,546	5,609,747
Total operating expenses	11,506,857	4,365,956	21,161,231	7,242,459
Loss from operations	(11,506,857)	(4,272,177)	(21,161,231)	(7,107,479)
Other income (expense)	11,176	(408,297)	292,136	(456,283)
Net loss and comprehensive loss	(11,495,681)	(4,680,474)	(20,869,095)	(7,563,762)
Accretion of redeemable convertible preferred stock	—	(83,426)	(28,521)	(162,587)
Net loss attributable to common stockholders	$(11,495,681)	$(4,763,900)	$(20,897,616)	$(7,726,349)

Per share information:
Net loss per share of common stock, basic and diluted	$(0.44)	$(6.30)	$(0.98)	$(10.69)
Weighted average shares outstanding, basic and diluted	26,327,895	756,083	21,343,803	722,637

TREVENA, INC.

Condensed Balance Sheets

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,619,184	$37,965,198
Prepaid expenses and other current assets	2,531,788	3,957,044
Total current assets	84,150,972	41,922,242
Property and equipment, net	392,254	343,059
Restricted cash	112,000	112,000
Other assets	33,387	15,625
Total assets	$84,688,613	$42,392,926

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,471,790	$545,053
Accrued expenses and other current liabilities	1,685,388	2,158,792
Deferred rent	34,795	33,114
Total current liabilities	5,191,973	2,736,959
Deferred rent, net of current portion	302,696	313,919
Warrant liability	106,922	350,519
Total liabilities	5,601,591	3,401,397

Redeemable convertible preferred stock	—	120,562,138

Common stock and additional paid-in capital	182,224,967	698,241
Accumulated deficit	(103,137,945)	(82,268,850)
Total stockholders’ equity (deficit)	79,087,022	(81,570,609)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$84,688,613	$42,392,926